UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

GIGGLES N’ HUGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53948	20-1681362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3222 Galleria Way Glendale, California 91210
(Address of principal executive offices)

Registrant’s telephone number, including area code: 818) 956-4847

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On April 19, 2018, Giggles N’Hugs Inc. closed its public rights offering. The Company sold 19,791,819 units, consisting of 19,791,819 shares of common stock and warrants to purchase 13,854,274 shares of common stock, for gross proceeds, before expenses and dealer-manager fees, of $593,754.58.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Giggles N Hugs, Inc.,
a Nevada corporation
(Registrant)

Date: April 19, 2018	By:	/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer